INTER-AFFILIATE TRANSFER AGREEMENT

(Advisory Agreement)

Western Asset Funds, Inc.

       This Inter-Affiliate Transfer Agreement
(Transfer Agreement) is made as of the 30th day of September 2009 by and among Western Asset Funds, Inc.
(the Fund), Western Asset Management Company (WAMCO or the Adviser), Legg Mason Fund Adviser, Inc.
(LMFA), and Legg Mason Partners Fund Advisor, LLC
(LMPFA).

Recitals

	The Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act); and

       The Fund and LMFA are parties to Investment
Management Agreements with each series of the Fund, as set forth on Appendix 1 hereto, pursuant to which LMFA provides certain investment advisory, management, and administrative services to each series of the Fund; and

       LMFA and the Adviser are parties to Advisory
Agreements with respect to certain series of the Fund, as set forth on Appendix 2 hereto (each an Advisory Agreement), pursuant to which LMFA delegates to the Adviser investment advisory duties with respect to such series of the Fund; and

       LMFA and LMPFA are affiliated by virtue of being wholly owned subsidiaries of Legg Mason, Inc.
and share common officers, directors, and employees;
and

       LMFA desires to transfer its duties and
obligations under the Advisory Agreement to LMPFA, and LMPFA is willing to accept the transfer and assume the duties and obligations under the Management Agreement on the terms and conditions set forth herein; and

       The Fund and WAMCO each has agreed to the proposed transfer;

       NOW, THEREFORE, for good and valuable
consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1a.	Transfer and Assumption.  The parties agree
that the terms and conditions of each Advisory
Agreement are incorporated herein by reference.
Effective September 30, 2009, LMFA hereby transfers, conveys and sets over all of its rights, interests, claims and entitlements under each Advisory Agreement to LMPFA and to its successors and permitted assigns, to have and to hold the same forever. LMPFA hereby undertakes, assumes, and agrees to perform or otherwise discharge when due all covenants, liabilities, duties and obligations of LMFA under or in connection with or arising out of each Advisory
Agreement. Except as expressly herein provided, this Transfer Agreement shall not be construed to modify, terminate or merge any rights any party to an Advisory Agreement has pursuant to the terms thereof, and the parties hereby confirm all of the terms and provisions of each Advisory Agreement as remaining in full force and effect.

1b. Representations (i) Each of LMFA and LMPFA represents and warrants to the Fund and the Adviser that such transfer, conveyance and set over will not result in the automatic termination of an Advisory
Agreement as a result of an assignment within the meaning set forth in the 1940 Act and the regulations thereunder and (ii) LMPFA makes all representations and warranties of LMFA in the Advisory Agreement with the same force and effect as if set forth fully herein.

2.	Consent.  The Fund and the Adviser each hereby
consents and agrees to the foregoing transfer and assumption.

3.	Further Assurances.  Each of the parties agrees
to execute and deliver, at its own expense, such further documents, and to do such further things, as another party may reasonably request in order to more fully effectuate the transactions contemplated by this Transfer Agreement.

4.	Counterparts.  This Transfer Agreement may be
executed in any number of counterparts, all of which when taken together shall constitute but one and the same instrument, and any of the parties hereto may execute this Transfer Agreement by signing any such counterpart.
       IN WITNESS WHEREOF, the parties hereto have caused this Transfer Agreement to be executed by their respective officers, or other authorized signatories, as of the date first above written.



ATTEST:	WESTERN ASSET
MANAGEMENT
COMPANY
By: /s/                   	By: 	/s/
______________________
		Name:
		Title:

ATTEST:	WESTERN ASSET
FUNDS, INC.
By: /s/                   	By: 	/s/
______________________
		Name:
		Title:
ATTEST:	LEGG MASON FUND
ADVISER, INC.
By: /s/                         	By:
	/s/______________
_______
		Name:
		Title:
ATTEST:	LEGG MASON
PARTNERS FUND ADVISOR, 	LLC
By: /s-------------------	By:
	/s_______________
_______
		Name:
		Title:





Appendix 1



Investment
Company
Series
Date of
Agreement

Western Asset
Funds, Inc.
































Western Asset
Intermediate Bond
Portfolio

Western Asset
Intermediate Plus
Bond Portfolio

Western Asset
Core Bond
Portfolio

Western Asset
Core Plus Bond
Portfolio

Western Asset
Inflation Indexed
Plus Bond
Portfolio

Western Asset
High Yield
Portfolio

Western Asset Non
U.S. Opportunity
Bond Portfolio

Western Asset
Limited Duration
Bond Portfolio

Western Asset
Absolute Return
Portfolio

Western Asset
Global Strategic
Income Portfolio

Western Asset
Enhanced Equity
Portfolio

December 31,
2001


December 31,
2001


December 31,
2001


December 31,
2001


December 31,
2001


December 31,
2001


December 31,
2001


September 29,
2003


June 30, 2006


December 31,
2001


December 31,
2001



Appendix 2



Investment
Company
Series
Date of
Agreement

Western Asset
Funds, Inc.
































Western Asset
Intermediate Bond
Portfolio

Western Asset
Intermediate Plus
Bond Portfolio

Western Asset Core
Bond Portfolio

Western Asset Core
Plus Bond Portfolio



Western Asset
Inflation Indexed
Plus Bond Portfolio


Western Asset High
Yield Portfolio

Western Asset
Limited Duration
Bond Portfolio

Western Asset
Absolute Return
Portfolio



Western Asset Global
Strategic Income
Portfolio

Western Asset
Enhanced Equity
Portfolio

December 31,
2001


December 31,
2001


December 31,
2001


December 31,
2001




August 1, 2003




December 31,
2001


September 29,
2003


June 30, 2006




December 31,
2001


December 31,
2001

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